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                                                                    EXHIBIT 4.26



PROPOSAL EXHIBIT A - FIXED RATE

TAKEDOWN DATE                                                      LEASE RATE FACTOR
-------------                                                      -----------------

January 2003                                                           1.640275

February 2003                                                          1.638003

March 2003                                                             1.635806

April 2003                                                             1.633694

May 2003                                                               1.632312

June 2003                                                              1.630309

July 2003                                                              1.619320

August 2003                                                            1.616224

September 2003                                                         1.613053

October 2003                                                           1.613990

November 2003                                                          1.611044

December 2003                                                          1.608156

Proposal is based on the following assumptions:

         o Minimum funding amount is $5,000,000 and maximum funding amount is $12,000,000 for calendar year 2003

         o        Payments are due on the 15th of each month